UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2022

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54554	45-1226465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Wild Rose Lane
Elk City, Idaho 83525
(Address of Principal Executive Offices and Zip Code)

(760) 295-7208
(Issuer’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TSOI	OTC Markets

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2022, Office of Technology Transfer, University of Miami, and Therapeutic Solutions International, Inc. entered into an Asset Transfer and License Agreement. The material information relevant to public disclosure is the following: Within ten (10) days of the Effective Date, 1) TSOI shall make an initial payment of two hundred thousand dollars ($200,000) to UM; 2) Within six (6) months of the Effective Date, TSOI shall make a second payment of one million eight hundred thousand dollars ($1,800,000) (at the completion of the primary endpoint of the phase 2b/3 clinical trial specified in the IND or (ii) one (1) year from the Effective Date), and 3) TSOI shall make a final payment of two million dollars ($2,000,000). In turn, upon FDA approval of TSOI as Sponsor, TSOI will replace UM as Sponsor, receive all trial doses, and intends to appoint James Veltmeyer, MD, Chief Medical Officer as Principal Investigator.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

(99) Press release dated March 30, 2022, correcting the press release dated March 25, 2022, issued by Therapeutic Solutions International, Inc.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2022

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Timothy Dixon
Timothy Dixon
Chief Executive Officer